Exhibit 99.1

FOR IMMEDIATE RELEASE

BJ’S RESTAURANTS APPOINTS NEW CHIEF HUMAN RESOURCES OFFICER

Huntington Beach, CA – September 11, 2006 – BJ’s Restaurants, Inc. (Nasdaq: BJRI) announced today the appointment of Tom Norton as Chief Human Resources Officer. Norton will have full responsibility for the Company’s recruiting, talent development, training, compensation, benefits, performance evaluation and recognition strategies and programs, and will also serve as a key member of the Company’s leadership team. Norton replaces Bill Streitberger, who will be leaving the Company at the end of September.

“We are delighted to welcome Tom to BJ’s leadership team,” said Jerry Deitchle, President and CEO. ”Tom is very well qualified to lead the development and execution of our human resource strategies and programs as we continue to execute our aggressive national growth plan.”

Since the commencement of his business career in 1992, Norton was employed by American Golf Corporation. During the past three years, he served as American Golf’s Senior Vice President for Human Resources. American Golf Corporation is one of the largest course management firms in the world with about 170 public, private, and resort courses under management, and with over 10,000 employees in 28 states. Norton started his career at American Golf in operations and later transitioned to the company’s human resources organization, serving as director of management recruiting/training and as Vice President of Human Resources. Norton earned a BA in business from The University of Notre Dame and an MBA from the University of Southern California.

“On behalf of our leadership team, I would like to express my sincere appreciation to Bill Streitberger for all of his contributions to BJ’s success during the past four years,” commented Deitchle. “Bill joined BJ’s at a time when its human resource systems, processes and capabilities were typical of those of a very small company, and much work needed to be done. Bill led the installation of stronger HR systems and processes during the past four years and thereby facilitated the creation of a much stronger HR foundation to support the Company’s future growth. We wish Bill the very best in his next venture.”

BJ’s Restaurants, Inc. currently owns and operates 51 casual dining restaurants under the BJ’s Restaurant and Brewery, BJ’s Restaurant and Brewhouse or BJ’s Pizza & Grill brand names. BJ’s restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ’s experience. The Company operates eleven microbreweries which produce and distribute BJ’s critically acclaimed handcrafted beers throughout the chain. The Company’s restaurants are located in California (34), Texas (7), Arizona (4), Oregon (3), Colorado (2) and Nevada (1). The Company also has a licensing interest in a BJ’s restaurant in Lahaina, Maui. Visit BJ’s Restaurants, Inc. on the web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking statements” for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 34 of our current 51 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission. BJ’s Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Norton of BJ’s Restaurants, Inc. (714) 848-3747 ext. 240.